UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2022
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Acutus Medical, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39430	45-1306615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Faraday Ave., Suite 100 Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (442) 232-6080
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	AFIB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.02. Results of Operations and Financial Condition.

On May 12, 2022, Acutus Medical, Inc. (the “Company”) issued a press release (the “Press Release”) announcing its financial results for the quarter ended March 31, 2022. A copy of this press release is attached as Exhibit 99.1 to this current report on Form 8-K.

The information under Item 2.02 in this current report on Form 8-K and the related information in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2022, the Company also announced that Vince Burgess was departing from his position as President and CEO of the Company, as well as a member of the Company’s board of directors, under mutually agreeable terms, effective May 13, 2022. The Press Release also disclosed that David Roman, the Company’s chief financial officer, will act as the Company’s interim chief executive officer, effective May 13, 2022, while maintaining his duties as the Company’s chief financial officer.

Mr. Burgess has entered into a separation agreement and a consulting agreement with the Company. Pursuant to the separation agreement, in consideration of a customary release of claims, Mr. Burgess will receive cash severance equal to one year of Mr. Burgess’ annual base salary ($515,000) payable over 12 months and an additional cash payment of approximately $145,000 representing Mr. Burgess’ target annual bonus payment for the current fiscal year payable at the same time the annual bonus is generally paid, in each case subject to applicable tax withholding obligations. In addition, Mr. Burgess is eligible for reimbursement of premiums for health care coverage pursuant to COBRA for himself and/or his eligible dependents for up to 12 months following his termination of employment.

Pursuant to the consulting agreement, Mr. Burgess will agree to provide all reasonable assistance to the Company with respect to the transition of the role of the Company’s chief executive officer, and provide advisory services related to Company financing options, through May 31, 2023. Pursuant to the consulting agreement, Mr. Burgess will be entitled, during the term of the consulting agreement, to the continued time-based vesting of his equity awards granted prior to his termination of employment, and will receive compensation equal to $5,000 per month for up to 20 hours of service per month (with time spent in excess of 20 hours per month billed at $250 per hour) and a grant of 140,000 of the Company’s restricted stock units, which will vest in equal quarterly installments over a period of 12 months. Mr. Burgess will also be eligible to receive a cash payment of $150,000 upon the initial closing of the Company’s sale of its left-heart access portfolio to Medtronic, Inc. (“Medtronic”) pursuant to the Asset Purchase Agreement, by and between the Company and Medtronic, dated April 26, 2022. In addition, Mr. Burgess will be entitled to a cash payment of $100,000 and a grant of 70,000 of the Company’s restricted stock units upon the completion of projects beneficial to the Company as defined and determined by the board of directors during the term of the consulting agreement.

Mr. Burgess’ resignation was not related to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Burgess’ resignation from the Company’s board of directors, the size of Class I of the Company’s board of directors will be reduced to two members, such that the total size of the Company’s board of directors will be reduced to eight members.

Mr. Roman’s biographical information is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14(a) of the Securities Exchange Act of 1934 on April 28, 2022 (the “Proxy Statement”). There are no family relationships, as defined in Item 401 of Regulation S-K, between

Mr. Roman and any of the Company’s executive officers or directors or persons nominated or chosen to become directors or executive officers. There is no arrangement or understanding between Mr. Roman and any other person pursuant to which Mr. Roman was appointed as interim chief executive officer of the Company. There are no transactions requiring disclosure under Item 404(a) of Regulation S-K.

On May 11, 2022, the Company’s board of directors also approved adjustments to Mr. Roman’s compensation. Effective May 13, 2022, Mr. Roman’s annual base salary will be increased from $380,000 to $420,000 (and Mr. Roman’s annual target cash bonus opportunity will remain 50% of his annual base salary). Mr. Roman will also receive a cash retention bonus equal to $105,000 and additional cash compensation of $35,000 in consideration of Mr. Roman’s increased responsibilities as the Company’s interim chief executive officer, in each case payable to Mr. Roman as a lump sum on May 13, 2023, subject to Mr. Roman’s continued service through such payment date. In addition, Mr. Roman will be granted restricted stock units covering 100,000 shares of the Company’s common stock under the Company’s 2020 Equity Incentive Plan (the “Plan”), which shall vest in equal annual installments on the first and second anniversary of the grant date, subject to Mr. Roman’s continued employment as of each such vesting date and shall have such other terms and conditions as set forth in the Plan and the applicable award agreement. Mr. Roman will also continue to be entitled to the severance benefits set forth in his employment agreement, which was filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K for fiscal 2021 and which is described in the Company’s Proxy Statement.

The Company’s board of directors is currently undergoing a search for a “permanent” chief executive officer.

The foregoing descriptions of the Separation Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Separation Agreement and Consulting Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
10.1	Separation Agreement between the Company and Vince Burgess
10.2	Consulting Agreement between the Company and Vince Burgess
99.1	Press release dated May 12, 2022 regarding financial results for the quarter ended March 31, 2022
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acutus Medical, Inc.

Date: May 12, 2022	By:	/s/ Tom Sohn
Tom Sohn
SVP General Counsel
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